                             NOTE PURCHASE AGREEMENT


            THIS NOTE PURCHASE AGREEMENT ("AGREEMENT") is made as of the 9th day of February, 2001 by and between LINK TWO COMMUNICATIONS, INC., a Texas corporation (the "COMPANY"), and THE TAIL WIND FUND, LTD. (the "PURCHASER").

                                    RECITALS

           A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended;

           B. The Purchaser wishes to purchase, and the Company wishes to sell and issue to the Purchaser, upon the terms and conditions stated in this Agreement, an aggregate of (i) $7,000,000 principal amount of 2% Convertible Notes due May 15, 2002 at an aggregate purchase price of $7,000,000, (the "PURCHASE PRICE") which shall be convertible into shares ("COMMON SHARES") of common stock ("COMMON STOCK") of the Company, par value $.01 in the form of
Exhibit 1.1A (the "NOTES"); and (ii) 1,367,188 warrants, exercisable from June 1, 2002 (or as may otherwise be provided herein) through July 31, 2006, to purchase shares ("WARRANT SHARES") of Common Stock, in the form of Exhibit 1.1B (the "WARRANTS").

           C. Contemporaneous with the execution and delivery of this Agreement, and as a condition to the Purchaser's obligation to purchase the Notes and Warrants, (i) the Purchaser shall receive a Guaranty (the "GUARANTY") from Eagle Wireless International Inc. (the "GUARANTOR") whereby the Guarantor will guaranty the obligations of the Company under this Agreement and the Notes; and (ii) the Purchaser and the Guarantor shall enter into a Registration Rights and Conversion Agreement (the "CONVERSION AGREEMENT") to provide for the exchange of the Notes and Warrants of Guarantor's common stock, par value $.01 per share (the "GUARANTOR'S STOCK").

           In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

           1.1 "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           1.2 "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           1.3 "ACQUISITION AGREEMENT" shall have the meaning set forth in Section 4.25 hereof.

           1.4 "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

           1.5      "CLEARWORKS" shall have the meaning set forth in Section
4.25 hereof.

           1.6 "CLOSING" means the consummation of the transactions contemplated by this Agreement, and "Closing Date" means the date of such Closing.

           1.7 "COMMON SHARES" shall have the meaning set forth in the Recitals.

           1.8 "COMMON STOCK" shall have the meaning set forth in the Recitals.

           1.9 The "COMPANY" shall refer to the Company (as defined in the first paragraph hereof) together with its subsidiaries wherever applicable (including without limitation with respect to all representations of the Company unless the context otherwise requires).

           1.10 "COMPANY TRANSACTION DOCUMENTS" means this Agreement, the Notes and the Warrants.

           1.11 "CONVERSION PRICE" shall have the meaning set forth in the Notes.

           1.12 "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

           1.13     "NOTES" shall have the meaning set forth in the Recitals.

           1.14 "CONVERSION AGREEMENT" shall have the meaning set forth in the Recitals.

           1.15 "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.6.

           1.16 "GUARANTY" shall have the meaning set forth in the Recitals.

           1.17 "GUARANTOR" shall have the meaning set forth in the Recitals.

           1.18 "GUARANTOR'S STOCK" shall have the meaning set forth in the Recitals.

           1.19 "MATERIAL ADVERSE EFFECT" means a material adverse effect on the (i) condition (financial or otherwise), business, assets, prospects or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Company Transaction Documents; or (iii) rights and remedies of the Purchaser under the terms of the Company Transaction Documents.

           1.20 "MFN TRANSACTION" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to the Purchaser (the "New Purchaser") the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the New Purchaser in the New Offering.

           1.21 "NEW OFFERING" shall have the meaning set forth in the definition of MFN Transaction.

           1.22 "NEW PURCHASER" shall have the meaning set forth in the definition of MFN Transaction.

           1.23 "PERSON" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

           1.24 "PURCHASER" shall have the meaning set forth in the Preamble.

           1.25 "PURCHASE PRICE" shall have the meaning set forth in the Recitals.

           1.26 "REGULATION D" shall have the meaning set forth in the Recitals.

           1.27     "SEC" shall have the meaning set forth in the Recitals.

           1.28 "SECURITIES" means the Notes, the Warrants, the Common Shares and the Warrant Shares.

           1.29     "TRANSACTION  DOCUMENTS"  means  the  Company
Transaction  Documents,  the  Guaranty  and the  Conversion Agreement.

           1.30 "UNDERLYING SHARES" means the Common Shares and the Warrant Shares.

           1.31 "VARIABLE RATE TRANSACTION" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the

Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act.

           1.32 "WARRANTS" shall have the meaning set forth in the recital.

           1.33 "WARRANT SHARES" shall have the meaning set forth in the Recitals.

     2. PURCHASE AND SALE OF THE NOTES AND WARRANTS.

                    (a) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company hereby agrees to sell and issue to the Purchaser, the Notes and Warrants.

                    (b) By mutual agreement of the Company and the Purchaser, the Company may sell on additional amount of Notes and Warrants to the Purchaser on items identical to those set forth in this Agreement, provided that in no event shall the aggregate principal amount of Notes exceed $10,000,000.

     3. CLOSING. The Company shall promptly deliver to Purchaser's counsel, in trust, all of the Notes and Warrants, issued in such name or names as the Purchaser may designate, with instructions that such Notes and Warrants are to be held for release to the Purchaser only upon payment of the Purchase Price to the Company. Upon receipt by counsel to the Purchaser of the Notes and Warrants, the Purchaser shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the Purchaser's Purchase Price; provided that the Company shall direct the Purchaser to pay directly to Ladenburg Thalmann & Co. from the payment of the Purchase Price due to the Company hereunder, the amounts due to Ladenburg Thalmann & Co. (or its affiliate) for fees payable in connection with the transactions contemplated hereby. On the date the Company receives such funds, the Notes and the Warrants shall be released to the Purchaser (and such date shall be deemed the "CLOSING DATE").

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that:

           4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not have a Material Adverse Effect. All of the Company's subsidiaries are listed by name and jurisdiction on SCHEDULE 4.1 attached hereto.

           4.2 AUTHORIZATION. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Company Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and
(iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Company Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

           4.3 CAPITALIZATION. Set forth on Schedule 4.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and
(d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 4.3 and as contemplated by the Acquisition Agreement, no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 4.3 and as contemplated by the Acquisition Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement or set forth on Schedule 4.3, the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on
Schedule 4.3 and as contemplated by the Acquisition Agreement, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

           4.4 VALID ISSUANCE. The Company has reserved a sufficient number of shares of Common Stock for the issuance upon conversion of, as payment for interest on and otherwise pursuant to the Notes, and upon exercise of the Warrants. The Company will take such steps as may be necessary to reserve additional shares for issuance pursuant to the Notes and Warrants as a result of an adjustment pursuant to the terms thereof when such issuance is determinable. The Notes and Warrants are duly authorized, and such Securities, along with the Underlying Shares, when issued in accordance herewith and with the terms of the Notes and Warrants, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

           4.5 CONSENTS. The execution, delivery and performance by the Company of the Company Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within any applicable time periods.

           4.6 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser certain unaudited financial statements attached hereto as Schedule
4.6 (the "FINANCIAL STATEMENTS"). The Financial Statements present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the business projections and the financial condition and position of the Company as of the dates of such Financial Statements. Except as set forth in the Financial Statements of the Company, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

           4.7 USE OF PROCEEDS. The proceeds of the sale of the Notes and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

           4.8      NO MATERIAL  ADVERSE  CHANGE.  Except as set forth on
Schedule 4.3,  since  September 30, 2000,  there has not been:

                    (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the most recent Financial Statements, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

                    (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                    (iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

                    (iv) any waiver by the Company of a valuable right or of a material debt owed to it;

                    (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                    (vi) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                    (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

                    (viii) any transaction entered into by the Company other than the Acquisition Agreement and in the ordinary course of business; or

                    (ix) any other event or condition of any character that might have a Material Adverse Effect.

           4.9 CONTRACTS REGARDING ISSUANCE OF SECURITIES. Except as set forth on Schedule 4.3 hereto and other than the Acquisition Agreement, there are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

           4.10     NO CONFLICT, BREACH, VIOLATION OR DEFAULT.

                    (a) The execution, delivery and performance of the Company Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Articles of Incorporation or the Company's By-laws, both as in effect on the date hereof (copies of which have been provided to the Purchaser before the date hereof), or (ii) except where it would not have a Material Adverse Effect, (a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, including the Acquisition Agreement.

                    (b) Except where it would not have a Material Adverse Effect, the Company (i) is not in violation of any statute, rule or regulation applicable to the Company or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets, and
(iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject. The Company has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

           4.11 TAX MATTERS. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

           4.12 TITLE TO PROPERTIES. The Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

           4.13 CERTIFICATES, AUTHORITIES AND PERMITS. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

           4.14 NO LABOR DISPUTES. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

           4.15 INTELLECTUAL PROPERTY. The Company owns or possesses adequate rights or licenses to the inventions, know-how, patents, copyrights, trademarks, trade names, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS"), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by it, or presently employed by it, and presently contemplated to be operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights. To the knowledge of the Company, the Company's patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party.

           4.16 ENVIRONMENTAL MATTERS. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

           4.17 LITIGATION. There are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

           4.18 INSURANCE COVERAGE. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

           4.19 ACKNOWLEDGEMENT OF DILUTION. The number of shares of Common Stock issuable pursuant to the Company Transaction Documents may increase substantially. The Company's executive officers and directors have studied and fully understand the nature of the transactions being contemplated hereunder and recognize that they have a potential dilutive effect.

           4.20 BROKERS AND FINDERS. The Purchaser shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company.

           4.21 NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

           4.22 NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that (i) would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act; or (ii) would be integrated with the offering of the Securities under the Act.

           4.23 DISCLOSURES. No representation or warranty made under any Section hereof and no information furnished by the Company pursuant hereto, or in any other document, certificate or statement furnished by the Company to the Purchaser or any authorized representative of the Purchaser, pursuant to the Company Transaction Documents or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading

           4.24 EMPLOYEES. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. Each employee of the Company with access to confidential or proprietary information has executed a confidentiality agreement. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract.

           4.25     CLEARWORKS.NET, INC.

                    (a) The agreement and plan of acquisition by and among Clearworks.Net, Inc. ("Clearworks") and Link Two Communications, Inc., among others, dated September 15, 2000 (the "Acquisition Agreement"), pursuant to which the Company's stock shall be acquired by Clearworks and the Company shall continue as a wholly owned subsidiary of Clearworks, is in full force and effect.

                    (b) Each of the representations and warranties of the Company set forth in Article IV of the Acquisition Agreement shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct as of such date);

                    (c) The Company and, to the knowledge of the Company, Clearworks have complied with each of their obligations under the Acquisition Agreement as of the Closing hereof, and neither the Company nor, to the knowledge of the Company, Clearworks is in breach of, or in default under, the Acquisition Agreement.

                    (d) The Company's Board of Directors has performed an adequate and independent review of the transactions contemplated by the Acquisition Agreement and has determined such transactions to be fair to its shareholders.

                    (e) All of the transactions occurring prior to the consummation of the Acquisition Agreement between the Company and the Guarantor were conducted on an arm's length basis, were properly authorized, and were properly accounted for on the Company's books and records.

     5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

           5.1 ORGANIZATION AND EXISTENCE. The Purchaser is a validly existing corporation, partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

          5.2 AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement has been duly authorized and this Agreement will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms.

           5.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be received by the Purchaser hereunder will be acquired for the Purchaser's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of securities laws, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of securities laws. The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

           5.4 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

           5.5 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or made pursuant to this Agreement.

           5.6 RESTRICTED SECURITIES. The Purchaser understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

           5.7 LEGENDS. It is understood that, until registration for resale has been effectuated or until sales under Rule 144 are permitted, certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:

           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS LINK TWO COMMUNICATIONS, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE (UNLESS WAIVED)."

           Upon registration for resale or upon Rule 144 becoming available, the Company shall promptly cause certificates evidencing the Securities previously issued hereunder to be replaced with certificates which do not bear such restrictive legends, and all Securities subsequently issued shall not bear such restrictive legends. If the Company does not promptly cause all such unlegended certificates to be issued to the Purchaser hereunder (no later than 10 business days in any event), the Company shall pay liquidated damages to the Purchaser equal to 2% per month (or part thereof) based on the original market value of such Securities.

           5.8 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in paragraph (a)(3) of Rule 501(a) of Regulation D.

           5.9 NO GENERAL SOLICITATION. The Purchaser did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

           5.10 BROKERS. The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby except for the broker's fee of Ladenburg Thalmann & Co. which shall be paid by the Company out of the Closing proceeds.

           5.11 NO PUBLIC MARKET. The Purchaser understands that there is no public trading market for the Securities, that none is expected to develop, and that the Securities must be held indefinitely unless and until such Securities are registered under the 1933 Act or an exemption from registration is available.

     6. GUARANTY AND CONVERSION AGREEMENT. The parties acknowledge and agree that part of the inducement for the Purchaser to enter into this Agreement is the Guarantor's execution and delivery to the Purchaser of the Guaranty and the Conversion Agreement.

     7. COVENANTS AND AGREEMENTS OF THE COMPANY.

           7.1 SECURITIES COMPLIANCE. To the extent required, the Company shall notify the SEC in accordance with its requirements of the transactions contemplated by the Company Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes and the Warrants hereunder and the Common Stock issuable upon conversion of the Notes and/or exercise of the Warrants.

           7.2 NOTICES. For so long as the Purchaser beneficially owns any of the Securities, the Company agrees to provide the Purchaser with:

                    (a) copies of all notices and information (including, without limitation, notices, financial statements, reports and proxy statements in connection with any meetings) that are provided to the stockholders of the Company, contemporaneously with the delivery of such notices or information to the stockholders of the Company; and

                    (b) such other information relating to the Company as from time to time may reasonably be requested by the Purchaser provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Purchaser would not be harmful to the Company.

           7.3 RESERVATION OF COMMON STOCK. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Notes and exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants in accordance with the terms of such Securities.

           7.4 BEST EFFORTS. The Company shall use its best efforts to satisfy timely each of the covenants described in this Article 7 of this Agreement and to fulfill the closing condition set forth in Article 8 of this Agreement.

           7.5 FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities, as required under Regulation D under the Act, and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Securities and for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

           7.6 LIMITS ON OFFERINGS. Neither the Company, nor any of its affiliates, nor any person acting on their behalf, directly or indirectly, shall make any offer, sell any security, solicit any offer, or buy any security, under circumstances that would adversely affect any private placement exemption applicable to the Securities.

           7.7 FINANCIAL INFORMATION. For so long as the Purchaser beneficially owns any of the Securities, the Company will provide to the Purchaser (and any holder of the Securities), each of which shall be provided to the Purchaser by air mail or reputable courier:

                    (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income or loss and consolidated statements of cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of the Company, setting forth in comparative form the budgeted figures for the fiscal year then reported), all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

                    (b) As soon as practicable after the end of each of the first, second and third quarter periods in each fiscal year of the Company, and in any event within 30 days thereafter, an unaudited quarterly report including a balance sheet and profit and loss statement, prepared in accordance with generally accepted accounting principles consistently applied (other than for accompanying notes and subject to changes resulting from year-end adjustments).

                    (c) To the extent applicable, copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, promptly after providing same to the stockholders and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company furnishes or files, or any officer or director of the Company (in such person's capacity as such) furnishes or files with the SEC.

                    (d) Such other information relating to the Company as from time to time may reasonably be requested by any Purchaser provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Purchaser would not be harmful to the Company.

                    (e) The Company agrees to make publicly available on a timely basis the information necessary to enable Rule 144 to be available for resale.

           7.8 INSPECTION. As long as the Purchaser holds any Securities, the Company shall permit that Purchaser, at the Purchaser's expense, to visit and inspect the Company's offices and properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser; provided, however, that the Company shall not be obligated pursuant to this Section 7.8 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless the Purchaser enters into an appropriate confidentiality agreement.

           7.9      LIMITATION ON TRANSACTIONS.

           Until April 30, 2002, without the prior written consent of the Purchaser (which consent may be withheld in the Purchasers' discretion), the Company shall not (i) issue or sell or agree to issue or sell for cash any securities in a MFN Transaction; or (ii) issue or sell, or agree to issue or sell, for cash any securities in a Variable Rate Transaction. However, notwithstanding the foregoing, the Company may issue, sell and agree to issue and sell such securities at any time after the date which is six (6) months following the date on which the Purchaser no longer holds any Securities.

           7.10 PRESS RELEASES. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Purchaser for comment at least two (2) business days prior to issuance, unless the release is required to be issued within a shorter period of time by law. The Company shall issue a press release concerning the fact and material terms of this Agreement within one business day of the Closing.

           7.11 NO CONFLICTING AGREEMENTS. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchaser under the Company Transaction Documents.

           7.12 INSURANCE. For so long as the Purchaser beneficially owns any of the Securities, the Company shall, and shall cause each subsidiary to, have in full force and effect (a) insurance reasonably believed to be adequate on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the subsidiaries to insure.

           7.13 COMPLIANCE WITH LAWS. So long as the Purchaser beneficially owns any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

           7.14 LISTING OF UNDERLYING SHARES AND RELATED MATTERS. The Company agrees that if the Company applies to have its Common Stock or other securities traded on any principal stock exchange or market, it will include in such application the Underlying Shares and will take such other action as is necessary to cause such Common Stock to be so listed. For so long as the Purchaser beneficially owns any of the Securities, in the event that the shares are traded in a principal stock exchange or market, the Company will take all action necessary to continue the listing and trading of its Common Stock on such exchange or market and will comply in all respects with the

Company's reporting, filing and other obligations under the bylaws or rules of such exchange, as applicable, to ensure the continued eligibility for trading of the Underlying Shares thereon.

           7.15 CORPORATE EXISTENCE. So long as the Purchaser beneficially owns any of the Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (a) assumes the Company's obligations in a written instrument to the satisfaction of the Purchaser hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the conversion in full of all Notes and exercise in full of all Warrants outstanding as of the date of such transaction; and (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith.

     8. CONDITIONS TO CLOSINGS.

           8.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SECURITIES. The obligation hereunder of the Company to issue and/or sell the Securities to the Purchaser at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                    (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser will be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct as of such date).

                    (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser under the terms of this Agreement at or prior to the Closing.

                    (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Company Transaction Documents.

           8.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO PURCHASE THE SECURITIES. The obligation hereunder of the Purchaser to acquire and pay for the Securities at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below.

These conditions are for the Purchaser's benefit and may be waived by the Purchaser at any time in its sole discretion.

                    (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct as of such date).

                    (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the them at or prior to the Closing.

                    (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                    (d) OPINION OF COUNSEL. At the Closing the Purchaser shall have received the following opinions:

                        (i) an opinion of counsel to the Company in the form attached hereto as Exhibit 8.2(d)(i) addressing the Company Transaction Documents, those matters set forth in Schedule 8.2(d) and such other opinions, certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

                        (ii) an opinion of counsel to the Guarantor in the form attached hereto as Exhibit 8.2(d)(ii) addressing the Conversion Agreement and the Guaranty and such other opinions, certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

                    (e) GUARANTY. The Guarantor shall have executed and delivered the Guaranty to the Purchaser.

                    (f) CONVERSION AGREEMENT. The Guarantor and the Purchaser shall have executed and delivered the Conversion Agreement.

                    (g) MATERIAL ADVERSE CHANGES. No event which had or is likely to have, in the reasonable judgment of the Purchaser, a Material Adverse Effect on the Company or any of its subsidiaries shall have occurred.

                    (h) OFFICER'S CERTIFICATE.

                        (i) The Company shall have delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser and its counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter,

By-laws, good standing and authorizing resolutions of the Company. The Company's Articles of Incorporation, By-laws, certificate of good standing and authorizing resolutions shall be attached to such Officer's Certificate.

                        (ii) The Guarantor shall have delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser and its counsel, executed by an officer of the Guarantor, certifying as to satisfaction of applicable closing conditions, incumbency of signing officers, and the true, correct and complete nature of the charter, By-laws, Good Standing and authorizing resolutions of the Guarantor.

                    (i) NOTES AND WARRANTS. The Purchaser shall have received the duly executed Notes and Warrants.

                    (j) DUE DILIGENCE. The Purchaser shall have completed its financial, accounting, operational and legal due diligence in a manner satisfactory to the Purchaser in its sole discretion.

                    (k) SOLVENCY. The Company is "solvent," within the meaning of the Uniform Fraudulent Transfers Act (or such other statute as shall apply to the Company with respect to fraudulent transfers) and as such has assets in excess of liabilities and the capacity to meet its obligations as they become due. No bankruptcy, insolvency, or liquidation proceedings have been initiated by or against the Company.

                    (l) FORM D; BLUE SKY LAWS. The Company shall have delivered to the Purchaser all evidence required to be delivered to the Purchaser pursuant to Section 7.5 hereof.

     9. SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement.

     10. MISCELLANEOUS.

           10.1 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto which consent may not be unreasonably withheld or delayed, except that without the prior written consent of the Company, but after notice duly given, an Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some portion or all of its Securities in a private transaction. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           10.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           10.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           10.4 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by
(i) personal delivery, (ii) telex or telecopier, upon receipt of confirmation of complete transmittal, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                           If to the Company:

                           Link Two Communications, Inc.
                           c/o A.L. Clifford
                           101 Courageous Drive
                           League City, Texas  77573
                           Attn:  A.L. Clifford
                           Telephone:       (281) 280-0488
                           Fax:             (281) 334-5302


                           with a copy to:

                           Brewer & Pritchard
                           Three Riverway, 18th Floor
                           Houston, Texas  77056
                           Attn:    Thomas C. Pritchard, Esq.
                           Telephone:       (713) 209-2950
                           Fax:             (713) 659-5302

                           If to the Purchaser, to the addresses set forth on the signature pages hereto.

           10.5 EXPENSES. The parties hereto shall pay their own costs and expenses in connection herewith and with the other Transaction Documents, except that the Company shall pay to Tail Wind, Inc. a sum equal to 0.6% of the Purchase Price paid by the Purchaser as and for reimbursement for legal and due diligence expenses incurred in connection herewith and with the other Transaction Documents. Such amount shall be paid at Closing from gross proceeds of the offering (other than the $15,000 already paid). The Company shall pay all fees of Ladenburg Thalmann & Co. in connection with the transactions contemplated by the Transaction Documents pursuant to a separate agreement between such parties.

           10.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

           10.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           10.8 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

           10.9 FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and by the Transaction Documents to evidence the fulfillment of the agreements herein contained.

           10.10 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

           10.11    REMEDIES.

                    (i) The Purchaser shall be entitled to specific performance of the Company's obligations under the Company Transaction Documents.

                    (ii) The Company on the one hand, and the Purchaser shall indemnify the other and hold it harmless from any loss, cost, expense or fees (including attorneys' fees and expenses) arising out of any breach of any representation, warranty, covenant or agreement in any of the Company Transaction Documents, or arising out of the enforcement of this Section 10.11.

           10.12 JURISDICTION. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement or the other Agreements shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The Company hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement or the other Company Transaction Documents.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:                          LINK TWO COMMUNICATIONS, INC.



                                      By: /s/ A.L. Clifford
                                         ---------------------------
                                      Name:  A.L. Clifford
                                      Title:     President

                   THE PURCHASER

                                      THE TAIL WIND FUND, LTD.


                                      By:_________________________
                                      Name:
                                      Title:



Aggregate Purchase Price:  $7,000,000
Number of Warrants:         1,367,188
Address for Notices:

                                      The Tail Wind Fund Ltd.
                                      MeesPierson (Bahamas) Ltd.
                                      Attn:  Ngaire Rolle
                                      Windemere House, 404 East Bay Street
                                      P.O. Box SS 5539, Nassau, Bahamas
                                      Tel:  242/393-8777   Fax:  242/393-9021

                                      with a copy to:

                                      David Crook, Esq.
                                      c/o EASI
                                      1st Floor, No. 1 Regent Street
                                      London, SW1Y 4NS UK
                                      Telephone:  44-207-468-7660
                                      Facsimile:  44-207-468-7657

                                      and with a copy to:

                                      Kleinberg, Kaplan, Wolff & Cohen, P.C.
                                      551 Fifth Avenue, 18th Flr.
                                      New York, New York  10176
                                      Attn:  Lawrence D. Hui, Esq.
                                      Telephone:  (212) 986-6000
                                      Facsimile:  (212) 986-8866

                                                                  EXHIBIT 1.1A

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                               2% CONVERTIBLE NOTE

February 9, 2001                        Original Principal Amount: $7,000,000



     FOR VALUE RECEIVED, LINK TWO COMMUNICATIONS, INC., a Texas corporation (the "COMPANY"), hereby promises to pay to the order of THE TAIL WIND FUND, LTD. or its registered assigns ("HOLDER") the Principal Amount (as defined in Section 2(a) below), together with all accrued but unpaid interest thereon, if any, on May 15, 2002 (the "MATURITY DATE") to the extent such Principal Amount and interest has not been converted into the Company's Common Stock, $.0l par value per share (the "COMMON STOCK"), in accordance with the terms hereof, and to pay interest on the unpaid principal balance hereof at the rate of 2% per annum from the date hereof (the "ISSUANCE DATE") until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 2(a) hereof. Notwithstanding anything contained herein, this Note shall bear interest from and after the occurrence and during the continuance of a default pursuant to Section 4(a), at the rate equal to the lower of fifteen percent (15%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

     All payments of principal, interest and, to the extent applicable, the Late Payments (as defined in Section 2(b) below) on this Note (to the extent such Principal Amount (as defined below) is not converted into Common Stock) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Each capitalized term used herein, and not otherwise defined in
Section 6 or any other Section hereof, shall have the meaning ascribed thereto in the Purchase Agreement dated on or about the Issuance Date pursuant to which this Note was originally issued (the "PURCHASE AGREEMENT").

                  The following terms and conditions shall apply to this Note:

     Section 1. INTEREST. The Company shall pay the interest hereunder quarterly in arrears on each April 1, July 1, October l and January 1 (each, an "Interest Payment Date") either in (a) cash or (b) by adding the amount thereof to the Principal Amount due under this Note ("PIK INTEREST"), at the Company's option. Accrued but unpaid interest on any portion of the Principal Amount which is redeemed or repurchased hereunder shall be paid in cash concurrently with such redemption or repurchase.

     The Company shall exercise its option hereunder by delivering an irrevocable statement in the form of EXHIBIT A hereto ("PAYMENT STATEMENT") delivered at least ten (10) Business Days prior to the applicable Interest Payment Date and applicable for such Interest Payment Date only. If the Payment Statement is not timely delivered to the Holder as provided herein, the payment with respect to such Interest Payment Date shall be in PIK Interest. If the Company selects cash interest in the Payment Statement and fails to deliver such cash on or before the Interest Payment Date, the Holder shall have the right to require the Company to pay PIK Interest in lieu thereof. Any PIK Interest when so added to the Principal Amount due under this Note shall, for all purposes of this Note, be deemed to be part of the principal indebtedness evidenced by this
Note including, without limitation, for purposes of determining interest payable hereunder after the applicable Interest Payment Date for which such PIK Interest is paid and amounts convertible into shares of Common Stock hereunder after the applicable Interest Payment Date for which such PIK Interest is paid.

     Except as herein provided for interest, all amounts payable under this Note shall be paid in cash.

     Section 2. CONVERSION. The Holder shall have the right, at the Holder's option, to convert this Note into shares of Common Stock on the following terms and conditions:

     (a) Any part of the Principal Amount (as defined below) of this Note shall be convertible into shares of Common Stock (subject to reduction pursuant to Section 2(i) below) at the Conversion Ratio at the option of the Holder in whole or in part at any time following the Issuance Date up to and including the day that all of the Principal Amount and interest accrued but unpaid thereon, if any, are paid in full. The Holder shall effect conversions by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as EXHIBIT B (the "CONVERSION NOTICE"), which may be transmitted by facsimile. Each Conversion Notice shall specify the outstanding Principal Amount of this Note to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is received by the Company hereunder (the "CONVERSION DATE"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 2(h) hereof. The Holder shall surrender this Note to the Company with or promptly following the delivery of a Conversion Notice. If the Holder is converting less than all of the outstanding Principal Amount hereunder, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to the Holder (in the manner and within the time set forth in Section 2(b) hereof) a Note for such Principal Amount as has not been converted. As used herein, "PRINCIPAL AMOUNT" shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest payments hereunder and (iii) at the election of the Holder, to the extent not paid in cash when due, any Late Payments.

     (b) Not later than ten (10) Business Days after the Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock being acquired upon the conversion of this Note (unless such securities are neither registered for resale under the Securities Act or tradeable pursuant to Rule 144 thereunder), and (ii) a Note representing the remaining Principal Amount of this Note not converted, if any. If in the case of any Conversion Notice, such certificate or certificates are not delivered to or as directed by the Holder by the third Business Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 2(b), prior to the tenth Business Day after the Conversion Date or the interest payment due date, as the case may be, the Company shall pay to the Holder, an amount equal to 2% of the Principal Amount so converted (collectively, the "LATE PAYMENTS") per month payable ratably in cash; PROVIDED, HOWEVER, that such 2% amount shall not be payable unless and until the Holder provides the Company or its transfer agent with all accurate information completed on the Conversion Notice.

     Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender this Note to the Company unless the full Principal Amount is being converted. The Holder and the Company shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal Amount represented by this Note. The Holder and any assignee, by acceptance of this Note or a new Notes, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of this Notes, the principal amount and accrued interest represented by this Note may be less than the principal amount and the accrued interest set forth on the face hereof.

     (c)   (i)      The  Conversion  Price  applicable to  conversions  of
the Principal Amount of this Note into Common Stock hereunder shall be subject to adjustment as provided herein.

           (ii) If the Company, at any time while any Principal Amount of this Note is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of

Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 2(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

           (iii) If the Company, at any time while any Principal Amount of this Note is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 2(c)(ii) above), then in each such case the Conversion Price shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Market Price of Common Stock determined as o f the record date mentioned above, and of which the numerator shall be such Market Price of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's Board of Directors in good faith; PROVIDED, HOWEVER, that if the Holder disputes such amount, the Holder may select a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") paid for by the Holder and the Company equally, in which case the fair market value shall be equal to the average of the determinations by the Company's Board of Directors and such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder of the Notes of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

           (iv) All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

           (v)      Whenever the Conversion Price is adjusted pursuant to
Section 2(c)(ii) or (iii) above, the Company shall promptly mail to each Holder of the Notes, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

           (vi) In case of (i) an acquisition after the date hereof by an individual, legal entity or "group" within the meaning of Section 13(d) under the Exchange Act of voting securities of the Company pursuant to which, after giving effect to such acquisition, such individual, legal entity or group will beneficially own in excess of 50% of the issued and outstanding voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, and/or consolidation with, or sale, transfer or disposition of all or substantially all of the assets of the Company in one or a series of transactions to, another entity or (iv) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii) or (iii) above, pursuant to which the outstanding Common Stock is converted into or exchanged for other securities, cash or property (each, a "BUSINESS COMBINATION"), the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, only into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Business Combination, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Business Combination would have been entitled, subject to such further applicable adjustments set forth in this
Section 2 or (B) except in the case of any such acquisition of the Company by Clearworks.Net, Inc. pursuant to the Acquisition Agreement (as defined in the Purchase Agreement) whereupon only the provisions of the Registration Rights and Conversion Terms Agreement, dated the date by and between Holder and Eagle Wireless International, Inc. shall apply, require the Company to redeem this Note, in whole or in part, at a redemption price equal to the greater of
(i) the outstanding Principal Amount being redeemed plus any accrued and unpaid cash interest thereon and (ii) the product of (x) the average of the Market Price for the five (5) Trading Days immediately preceding the Holder's election to have its Notes redeemed and (y) the Conversion Ratio; PROVIDED, HOWEVER, that the redemption right contained in clause (B) above shall only apply if any such Business Combination occurs without the consent of the then incumbent Board of Directors of the Company or if any such Business Combination occurs in connection with a transaction or series of transactions in which the Company's Common Stock is issued, sold or transferred at effectively a Per Share Selling Price (as defined below) less than the Market Price at the time of such Business Combination. Any securities issuable upon conversion hereof in accordance with this Section following the Business Combination shall at all times, unless waived by the Holder in writing, be
(A) covered by an effective registration statement under the Securities Act and a deliverable prospectus or freely tradeable under Rule 144 thereunder, and (B) listed and traded on an acceptable exchange or market. The terms of any such Business Combination shall include such terms so as to continue to give to the Holder the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Business Combination to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Business Combination, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder's option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

           (vii)    If:

                    A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                    B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                    C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                    D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                    E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

then the Company shall cause to be filed at each office or agency maintained :for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last: address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of this Section 2) upon the conversion of this Note hereunder.

     (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Market Price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     (f) The issuance of certificates for shares of Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established. to the satisfaction of the Company that such tax has been paid.

     (g) After all of the Principal Amount has been paid in fill or converted into Common Stock, this Note shall automatically be deemed be canceled.

     (h) Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

     (i) (i) Notwithstanding anything to the contrary contained herein, in the event that the Underlying Shares are registered under the 1934 Act, the number of shares of Common Stock that may be acquired by the Holder upon conversion pursuant to the terms hereof at any time shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned at such time by the Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes and Warrants) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Holder's "affiliates" (as defined in Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). The Holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a transaction or event described in Section 2(c)(vi) above.

           (ii) The Holder covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") the Holder will not acquire shares of Common Stock pursuant to any right (including conversion of Notes and exercise of Warrants) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by the Holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                    (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period,

                    MINUS

                    (y) the number of shares of Common Stock actually owned by the Holder and its Aggregation Parties at the commencement of the Covenant Period.

     A new and independent covenant will be deemed to be given by the Holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The Holder agrees to comply with each such covenant. This Section (i)(ii) controls in the case of any conflict with any other provision of the Transaction Documents.

           (iii) The Company's obligation to issue shares of Common Stock which would exceed such limits referred to in this paragraph shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

     (j) Notwithstanding and in addition to anything contained herein, if the Company sells any shares of its Common Stock, or securities which are convertible into or exchangeable for its Common Stock, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or if the Company sells any shares of Common Stock or other Convertible Securities pursuant to a Variable Rate Transaction (as defined in the Purchase Agreement) or MFN Transaction (as defined in the Purchase Agreement) at a Per Share Selling Price which is less than the Conversion Price then in effect, then the Conversion Price per share in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to equal such lower Per Share Selling Price effective concurrently with such issue or sale.

     The Company shall give to the Holder written notice of any such sale within 72 hours of the closing of any such sale. If an adjustment ("ADJUSTMENT") of the Conversion Price is required as provided herein, the Company shall deliver to the Holder within eight calendar days of the closing of the transaction giving rise to the Adjustment ("DELIVERY DATE") a notice ("ADJUSTMENT NOTICE") stating that such Conversion Price has been automatically adjusted as of the Delivery Date, and such notice shall constitute an amendment to this Note. In the event the Company fails to deliver the Adjustment Notice by the applicable Delivery Date, such failure to notify shall not affect automatic adjustment of the Conversion Price. This
Section 2(j) shall not apply to (i) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof; or (ii) sales of shares of Common Stock by the Company pursuant to the provisions of any shareholder-approved option or similar plan heretofore or subsequently adopted by the Company. This provision shall similarly apply to successive sales of shares of Common Stock by the Company and shall not affect the other Conversion Price adjustments contained herein.

     Section 3. REPLACEMENT NOTES. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has peen lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original
Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

     Section 4.     DEFAULTS AND REMEDIES.

     (a) EVENTS OF DEFAULT. An "EVENT OF DEFAULT" is: (i) default in payment of the Principal Amount of any of the Notes on or after the date such payment is due (to the extent such principal and/or accrued but unpaid interest thereon has not been converted into Common Stock in accordance with the terms hereof) which default continues for five (5) days after notice of such non-payment; (ii) any principal payment under the Notes shall have been accelerated, (iii) failure by the Company for ten days after written notice to it to comply with any material provision of any of the Company Transaction Documents (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof and the failure to redeem Notes upon the Holder's request following a Business Combination pursuant to Section 2(c)(vi)); (iv) a material breach by the Company of its representations or warranties in the Purchase Agreement for ten days following written notice of such breach; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (vi) any breach or default under the Guaranty (as defined in the Purchase Agreement 1 or the Exchange Agreement (as defined in the Purchase Agreement) by the Guarantor that continues uncured for at least ten (10) days after written notice thereof to the Guarantor with a cope to the Company;
(vii) if the Company pursuant to or within the meaning of any Bankruptcy Law
(A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Company in an involuntary case, (2) appoints a Custodian of the Company or for all or substantially all of its property, or (3) orders the liquidation of the Company or any subsidiary. The Term "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     (b) REMEDIES. If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a), this Note shall become due and payable without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the average of Market Price for the five (5) Trading Days immediately preceding the Holder's acceleration and (B) the Conversion Ratio. In either case the Company shall pay interest on such amount in cash at a rate of 15% per annum to the Holder if such amount is not paid within 7 days of Holder's request. The remedies under this Note shall be cumulative.

     Section 5. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

     "CONVERSION PRICE" shall mean $1.28, as may be adjusted from time to time in accordance herewith.

     "CONVERSION RATIO" means, at any time, a fraction, of which the numerator is the Principal Amount of this Note (and any accrued but unpaid interest thereon, if any, which aggregate amount may be less than the face amount pursuant to Section 2(b) above) to be converted in such conversion, and of which the denominator is the Conversion Price at such time.

     "JUNIOR SECURITIES" means the Company's capital stock and all other equity securities and all debt securities of the Company which are junior in rights and liquidation preference to the Notes.

     "MARKET PRICE" shall mean the price of one share of Common Stock determined as follows:

           (i) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing bid price on such exchange on the date of valuation;

           (ii) if (i) does not apply and the Common Stock is listed on the NASDAQ National Market System, the NASDAQ Small-Cap Market or the; NASDAQ OTC Bulletin Board, the mean between the last reported bid price thereof on the date of valuation;

           (iii) if neither (i) nor (ii) apply but the Common Stock is quoted in the over-the-counter market, another recognized exchange or on the pink sheets, the mean between the last reported "bid" and "asked" prices thereof on the date of valuation; and

           (iv) if neither clause (i), (ii) or (iii) above applies, the fair market value thereof as determined in accordance with Section 2(c)(iii) hereof.

     "PERSON" means a corporation, an association, a partnership, .a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "PER SHARE SELLING PRICE" shall mean the selling price per share of Common Stock and shall include the amount actually paid by a third party for each share of Common Stock. In the event a fee is paid by the Company in connection with such transaction, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include Convertible Securities, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In the case of any such security issued in a Variable Rate Transaction or any MFN Transaction, the Per' hare Selling Price shall be deemed to be the lower conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lower adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder.

     "TRADING DAY" means a day on which the Common Stock is traded on a national stock exchange or quotation system.

     "UNDERLYING SHARES" means the shares of Common Stock into which the Notes are convertible in accordance with the terms hereof and the Purchase Agreement.

     Section 6.       GENERAL

     (a) PAYMENT OF EXPENSES. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in enforcing this Note and/or collecting any amount due under this Note.

     (b) SAVINGS CLAUSE. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

     (c) AMENDMENT. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Holder.

     (d) ASSIGNMENT, ETC. The Holder may assign or transfer this Note to any transferee only with the prior consent of the Company, which may not be unreasonably withheld or delayed, provided that the Holder may assign or transfer this Note to any of such Holder's affiliates without the consent of the Company. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

     (e) NO WAIVER. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

     (f) GOVERNING LAW; JURISDICTION.

           (i) THIS NOTE WILL BE GOVERNED BY AND CONSTRUED 1N ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

           (ii) The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

     The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgement in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

           (iii) THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO ATRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT Of, UNDER, OR IN CONNECTION WITH, THIS NOTE.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

                                  LINK TWO COMMUNICATIONS, INC.


                                  By:
                                     ----------------------------------------
                                           Name:
                                           Title:


ATTEST:
------


--------------------------

                                    EXHIBIT A

                                PAYMENT STATEMENT

Date:___________

To:  [NAME OF HOLDER OF NOTE] ("HOLDER")

RE: 2% CONVERTIBLE NOTE DUE APRIL 30, 2002 ("NOTE") OF LINK TWO COMMUNICATIONS, INC. (THE "COMPANY"), IN THE OUTSTANDING PRINCIPAL AMOUNT OF US$____________.

The Company hereby irrevocably elects to pay interest on the Note, for the Interest Payment Date indicated below, in the following manner (the Company should check its selection):

_____cash interest; or
_____PIK Interest;

                  Interest Payment Date:_______________________

                  If the selection above is PIK Interest, the Company should fill in the following:

                  Outstanding Principal Amount prior
                  to issuance of this Payment Statement:    US$................

                  PIK Interest:                             US$................

                  Outstanding Principal Amount after
                  issuance of this Payment Statement:       US$................

     The Company hereby certifies to the Holder, its successors and assigns that the Outstanding Principal Amount due under the Note after delivery of this Payment Statement equals the amount indicated below. Capitalized terms used in this Payment Statement and not otherwise defined shall have the meaning ascribed thereto in the Note.

     IN WITNESS WHEREOF, this Payment Statement has been duly executed and delivered on the date first written above.

                                       LINK TWO COMMUNICATIONS, INC.


                                       By:_______________________________
                                                Name:
                                                Title:

                                    EXHIBIT B

                          FORM OF NOTICE OF CONVERSION

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, par value $.01 per share (the "Common Stock"), of Link Two Communications, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned hereby represents that the number of shares of Common Stock issuable pursuant to this Notice of Conversion does not violate or breach the restrictions on conversions contained in Section 3 of the Note.

Conversion information:     __________________________________________________
                            Date to Effect Conversion

                            __________________________________________________
                            Aggregate Principal Amount of Note Being Converted

                            __________________________________________________
                            Number of shares of Common Stock to be Issued

                            __________________________________________________
                            Applicable Conversion Price

                            __________________________________________________
                            Equivalent conversion price for Eagle Common Stock

                            __________________________________________________
                            Signature

                            __________________________________________________
                            Name

                            __________________________________________________
                            Address

                                                                EXHIBIT 1.1B

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS LINK TWO COMMUNICATIONS, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE (UNLESS WAIVED).

     VOID AFTER 5:00 P.M. EASTERN TIME ON JULY 31, 2006 ("EXPIRATION DATE").



                          LINK TWO COMMUNICATIONS, INC.

                                     WARRANT

                    WARRANT ("WARRANT") TO PURCHASE SHARES OF
                      COMMON STOCK,$.01 PAR VALUE PER SHARE

     This is to certify that, for VALUE RECEIVED, THE TAIL WIND FUND, LTD. ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from LINK TWO COMMUNICATIONS, INC., a corporation organized under the laws of Texas ("Company"), at any time beginning on July 1, 2002 (or such earlier date as provided for pursuant to Section 10 hereof) and ending on 5:00 P.M., Eastern time, on the Expiration Date, 1,367,188 shares ("Warrant Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Company, at an exercise price per share equal to $1.54 (the exercise price in effect from time to time hereafter being herein called the "Warrant Price"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

     This Warrant has been issued pursuant to the terms of the Note Purchase Agreement ("Purchase Agreement") dated on or about the date hereof between the Company and the Warrantholder. Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement or the Debenture issued in connection therewith.

           Section 1. REGISTRATION. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

           Section 2. TRANSFERS. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

           Section 3.

           (a) EXERCISE OF WARRANT.

                    (i) Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time and from time to time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Notice"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder hereof), and, at the option of the Warrantholder, upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Notice for the Warrant Shares specified in the Exercise Notice. The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder hereof or such Warrantholder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant (or evidence of loss, theft or destruction thereof) shall have been surrendered, the completed Exercise Notice shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Notice, shall be delivered to the Warrantholder hereof within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder hereof and shall be registered in the name of such Warrantholder or such other name as shall be designated by such Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

                    (ii) If in the case of any Exercise Notice, such certificate or certificates for the Warrant Shares are not delivered to or as directed by the Warrantholder by the third business day after the Warrant shall have been so exercised, the Warrantholder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such exercise, in which event the Company shall immediately return this Warrant tendered for exercise. If the Company fails to deliver to the Warrantholder such certificate or certificates pursuant to this
Section 3(a)(ii), prior to the tenth business day after the Warrant shall have been so exercised, the Company shall pay to the Warrantholder, an amount equal to 2% (collectively, the "LATE PAYMENTS") equal to (x) the number of Warrant

Shares issuable hereunder times (y) the Market Price per share, per month payable in cash; PROVIDED, HOWEVER, that such Late Payments shall not be payable unless and until the Warrantholder provides the Company or its transfer agent with all accurate information completed on the Exercise Notice.

                 For this purpose, the "Market Price" of the Common Stock shall be equal to the price of one share of Common Stock determined as follows:

                 (A) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the closing prices of the Common Stock as reported by such exchange for the thirty (30) trading days immediately preceding the valuation date (which shall be, for the purpose of this definition, the trading day immediately preceding the date of the Exercise Notice);

                 (B) if (A) does not apply and the Common Stock is listed on the NASDAQ National Market System, the NASDAQ Small-Cap Market or the NASDAQ OTC Bulletin Board, the mean between the average of the last reported "bid" and "asked" prices thereof for the thirty (30) trading days immediately preceding the valuation date;

                 (C) if neither (A) nor (B) apply but the Common Stock is quoted in the over-the-counter market, another recognized exchange or on the pink sheets, the mean between the average of the last reported "bid" and "asked" prices thereof for the thirty (30) trading days preceding the valuation date; and

                 (D) if neither clause (A), (B) nor (C) above applies, the fair market value (the "Fair Market Value") as determined by the Company's Board of Directors in good faith on the date immediately preceding the valuation date; provided, however, that if the Warrantholder disputes such determination, the Warrantholder may select a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") paid for by the Warrantholder, in which case the Fair Market Value shall be equal to the average of the determinations by the Company's Board of Directors and such Appraiser.

                 (iv) Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Warrant in accordance with the terms hereof, the Warrantholder thereof shall NOT be required to physically surrender this Warrant to the Company unless the Warrant is being exercised in full. The Warrantholder and the Company shall maintain records showing the amount of the Warrant so exercised and the dates of such exercise or shall use such other method, reasonably satisfactory to the Warrantholder and the Company, so as not to require physical surrender of this Warrant upon each such Exercise. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Warrantholder may not transfer this Warrant unless the Warrantholder first physically surrenders this Warrant to the Company, whereupon the

Company will forthwith issue and deliver upon the order of the Warrantholder a new Warrant of like tenor, registered as the Warrantholder may request, representing in the aggregate the number of shares with respect to which this Warrant shall not then have been exercised. The Warrantholder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares that the Warrantholder may receive upon exercise of the Warrant may be less than the full amount set forth on the face hereof.

           (b) NO REDEMPTION OF WARRANT. The Company may not redeem this Warrant in whole or in part.

           Section 4. COMPLIANCE WITH THE SECURITIES ACT OF 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided herein and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale pursuant to an effective registration statement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary. In the event that the Warrant Shares have been registered for resale pursuant to an effective registration statement or once Rule 144 is available, at the option of the Warrantholder, the Company shall, or shall cause the Transfer Agent (as defined below), to promptly reissue each Warrant or other security issued upon exercise thereof without such legend.

           Section 5. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered Warrantholder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal or state law, if any such tax is due.

           Section 6. MUTILATED OR MISSING WARRANTS. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

           Section 7. RESERVATION OF COMMON STOCK. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid, shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

           Section 8. WARRANT PRICE. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash, by wire transfer or by certified check, be payable in lawful money of the United States of America.

           Section 9. ADJUSTMENTS. Subject and pursuant to the provisions of this Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

                 (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the Warrantholder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions. The provisions of this paragraph (b) shall not apply to the transactions between the Company and Clearworks and Clearworks and the Guarantor, and which are described in the Note Purchase Agreement.

                 (c) In case the Company shall fix a record date for the making of a distribution to all Warrantholders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current Market Price per share of Common Stock (as determined pursuant to Section 3), less the Fair Market Value of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, attributable to a share of Common Stock and the denominator of which shall be the current Market Price per share of Common Stock. The number of Warrant Shares shall be proportionally increased in the event of any adjustments to this paragraph. Such adjustments shall be made successively whenever such a record date is fixed.

                 (d) Notwithstanding and in addition to anything contained herein, if the Company sells any shares of its Common Stock, or securities which are convertible into or exchangeable for its Common Stock, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or if the Company sells shares of Common Stock or other Convertible Securities pursuant to a Variable Rate Transaction (as defined in the Purchase Agreement) or MFN Transaction (as defined in the Purchase Agreement) at a Per Share Selling Price which is less than:

                                    (i) the Warrant Price then in effect, then
                           the Warrant Price per share in effect immediately prior to such issue or sale shall be adjusted downward to equal such lower Per Share Selling Price effective concurrently with such issue or sale; and/or

                                    (ii) $5.00 (as such price may be
                           subsequently equitably adjusted for stock splits, reverse splits, stock dividends and consolidations) but greater than the Warrant Price then in effect, then the Warrant Price per share shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Warrant Price then in effect by a fraction, (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at $5.00 per share (as such price may be subsequently equitably adjusted for stock splits, reverse splits, stock dividends and consolidation) for shares of Common Stock and (B) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

                                    For the purposes of the foregoing
adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

                                    Such adjustments shall be made successively
whenever such sales are made. If an adjustment (the "Adjustment") of the Warrant Price is required pursuant hereto, the Company shall deliver to the Warrantholder, within eight business days of the closing of the transaction giving rise to the Adjustment ("Delivery Date"), a notice ("Adjustment Notice") stating that such Warrant Price has been automatically adjusted as of the Delivery Date, and such notice shall constitute an amendment to this Warrant. In the event the Company fails to deliver the Adjustment Notice by the applicable Delivery Date, the Company shall be liable to the Warrantholder for Late Payments (as set forth in Section 3(a)(ii) above). The Company shall give to the Warrantholder written notice of any such sale of Common Stock within 72 hours of the closing of any such sale.

                 (e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

                 (f) In the event that, as a result of an adjustment made pursuant to Section 9, the Warrantholder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

           Section 10. ACCELERATION OF EXERCISABILITY. Notwithstanding anything herein to the contrary, prior to 5:00 p.m. on the Expiration Date, the Warrantholder shall be entitled (subject to waiver by the Warrantholder in its sole discretion) to exercise its Warrants at any time and from time to time immediately following the event of the announcement as pending or planned of any of the following Extraordinary Transactions. For purposes hereof, "Extraordinary Transactions" shall mean:

                 (a) a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act shall have been announced; or

                 (b) a tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act shall have been announced; or

                 (c) the merger of the Company with or into another entity, and/or the consolidation or sale, transfer or disposition of all or substantially all of the assets of the Company in one or a series of transactions;

                 (d) a tender offer or exchange offer by a third party is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property; or

                 (e) the Company effects any compulsory share exchange pursuant to which the Common Stock is effectively exchanged for other securities, cash or property.

           Section 11. FRACTIONAL INTEREST. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

           Section 12. BENEFITS. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

           Section 13. NOTICES TO WARRANTHOLDER. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder's request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

           Section 14. IDENTITY OF TRANSFER AGENT. The Transfer Agent for the Common Stock is:

           Registrar and Transfer Co.
           10 Commerce Drive
           Cranford, New Jersey  07016
           Telephone:        1-800-866-1340 ext. 2620
           Telefax:          (908) 497-2310
           Attention:        Kenneth Brotz

           Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

           Section 15. NOTICES. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made personally or if sent by an internationally recognized courier by next day or two day delivery service, addressed as follows:

           LINK TWO COMMUNICATIONS, INC.
           c/o A.L. Clifford
           101 Courageous Drive
           League City, Texas  77573
           Telephone:        (281) 280-0488
           Telefax:          (281) 334-5302
           Attention:        A.L. Clifford
or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 15.

           Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 15.

           All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid.

           Section 16. SUCCESSORS. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

           Section 17. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

           Section 18. The Company agrees that within ten (10) business days after any request from time to time of the Warrantholder, it shall deliver to such Warrantholder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which the Warrants are then exercisable. Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein. This Warrant may also be exchanged by the Warrantholder at any time and from time to time for a Warrant or Warrants with different denominations representing an equal aggregate number of Warrant Shares issuable upon exercise thereof, as reasonably requested by Warrantholder, upon surrendering the same. No service charge will be made for any such substitution or exchange.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of February 9, 2001.

                                LINK TWO COMMUNICATIONS, INC.



                                By: /s/ A.L. Clifford
                                   ---------------------------
                                Name:  A.L. Clifford
                                Title:    President



Attest:


Sign:
     ------------------------------
Print Name:

                     LINK TWO COMMUNICATIONS, INC.

                         WARRANT EXERCISE FORM


LINK TWO COMMUNICATIONS, INC.

---------------------------

---------------------------
Telephone:
                  ------------------
Telefax:
                  ------------------
Attention:

                  This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by :



_______________ shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                  ---------------------------
                  Name
                  --------------------------------
                  Address
                  --------------------------------
                  --------------------------------

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares.

     In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Warrantholder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

   Dated:                              Signature:
         -----------------------                  ------------------------------

                                                ------------------------------
                                                Name (please print)

                                                ------------------------------
                                                Address


--------
* NOTE: If conversion of the Warrant is made by surrender of the Warrant and the number of shares indicated exceeds the maximum number of shares to which a Warrantholder is entitled, the Company will issue such maximum number of shares purchasable upon exercise of the Warrant registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and deliver same to the address stated below.